Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Revel AC, Inc.

Offer to Exchange

$365,737,493 aggregate principal amount of its outstanding 12% Second Lien Notes due 2018

(CUSIP Nos. 761352 AA1, 761352 AB9 and U80003 AA1)

Issued on February 17, 2011

for

$365,737,493 aggregate principal amount of 12% Second Lien Notes due 2018 of Revel AC, Inc.

(CUSIP No. 761352 AC7)

That Have Been Registered Under

the Securities Act of 1933, as Amended,

Pursuant to the Prospectus, dated                     , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                     , 2012, UNLESS THE COMPANY EXTENDS OR EARLIER TERMINATES THE EXCHANGE OFFER. IF THE COMPANY EXTENDS THE EXCHANGE OFFER, THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

This form or one substantially equivalent hereto must be used to accept the offer (the “Exchange Offer”) of Revel AC, Inc. (the “Company”) to exchange an aggregate principal amount of up to $365,737,493 of the Company’s 12% Second Lien Notes due 2018 issued on February 17, 2011 (the “Old Notes”) for the Company’s 12% Second Lien Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “New Notes”), upon the terms and subject to the conditions set forth in the Prospectus, dated                     , 2012 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), if certificates for the Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), prior to the Expiration Date. The aggregate principal amount set forth above includes an aggregate of $61,337,493 of payment in kind interest that was added to the original principal amount of the Old Notes on the September 15, 2011, March 15, 2012 and September 15, 2012 interest payment dates.

Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein shall have the respective meanings set forth in the Prospectus.

Delivery To: U.S. Bank National Association, Exchange Agent

By Mail:	By Hand or Courier:	By Facsimile Transmission:

U.S. Bank National Association Attn: Specialized Finance 60 Livingston Avenue Mail Station—EP-MN-WS2N St. Paul, MN 55107-2292	U.S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402	651-495-8158 Attention: Specialized Finance Confirm via email: escrowexchangepayments@usbank.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a “Medallion Signature Guarantor” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

PLEASE SIGN HERE

Aggregate Principal Amount of Old Notes Tendered (must be in denominations of original principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000 (in each case, together with the accrued PIK interest thereon, as applicable))

Name(s) of Holders

Name of Eligible Guarantor Institution Guaranteeing Delivery

Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

Name of Tendering Institution

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

  X                                     Date

  X                                     Date

Signature(s) of Owner(s)

or Authorized Signatory

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person’s authority to so act. Please print name(s) and address(es).

Name(s)

Capacity

Address(es)

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title
Name:
Zip Code	(Please Type or Print)
Area Code and Tel. No:	Dated:

NOTE:	DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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